                                                       Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           MAXIM PHARMACEUTICALS, INC.
             (Exact Name of registrant as specified in its charter)

            Delaware                                             87-0279983
-------------------------------                            ---------------------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

                     8899 University Center Lane, Suite 400
                           San Diego, California 92122
                           ---------------------------
          (Address, including zip code, of principal executive offices)

 AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN AND CERTAIN OPTIONS GRANTED
                           TO OFFICERS AND DIRECTORS
                            (Full title of the plan)

                                 Dale A. Sander
         Vice President, Finance, Chief Financial Officer and Secretary
                           Maxim Pharmaceuticals, Inc.
                     8899 University Center Lane, Suite 400
                           San Diego, California 92122
                                 (858) 453-4040
(Name, address, including zip code, and telephone number including area code, of agent for service)

                                    Copy to:
                               Steven Kaplan, Esq.
                                 Arnold & Porter
                              555 12th Street, N.W.
                             Washington, D.C. 20004
                                 (202) 942-5998

                              ---------------------

                         Calculation of Registration Fee


----------------------------- ----------------- --------------------- ---------------------- ----------------
 Title of securities to be      Amount to be      Proposed maximum      Proposed maximum        Amount of
         registered              registered      offering price per    aggregate offering     registration
                                                     unit(1)(2)             price(2)             fee (3)
----------------------------- ----------------- --------------------- ---------------------- ----------------
        Common Stock              940,000              45.75               43,005,000           11,353.32
----------------------------- ----------------- --------------------- ---------------------- ----------------

(1) Calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on April 4, 2000 on the American Stock Exchange which date is within 5 business days prior to the date of the filing of this Registration Statement.

(2) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h).

(3) In addition to the shares being registered by this Registration Statement, this Registration Statement also relates to shares of the Registrant's Common Stock issuable pursuant to the same employee benefit plan for which Registration Statements on Form S-8, Nos. 333-11375, 333-35669 and 333-47695 are currently effective.
         Registration fees of $1,637.26, $696.00 and $1,614.00 (a portion of the $1,614.00 fee covered the registration of 50,000 shares of Common Stock pursuant to the Company's 401(K) plan) were paid, respectively, upon the initial filings of the Registration Statements registering 800,000, 200,000 and 300,000 shares of Common Stock, respectively.

         Pursuant to Rule 429 under the Securities Act of 1933, 814,277 shares of Common Stock remaining available for issuance under the Company's Amended and Restated 1993 Long-Term Incentive Plan (previously registered pursuant to Registration Nos. 333-11375, 333-35669 and 333-47695) are hereby carried forward to this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Maxim Pharmaceuticals, Inc. ("Registrant" or "Company") (File No. 1-14430) with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1999, as amended.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

         (c)      The Company's Form 8-K filed March 2, 2000.

         (d) The description of the common stock of the Company, par value $.001 per share ("Common Stock"), contained in a registration statement on Form 8-A filed by the Company on June 28, 1996, and any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The audited financial statements of the Company as of September 30, 1999 and 1998 and for the each of the years in the three year period ended September 30, 1999 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated herein by reference in reliance upon their report and said authority.

         Arnold & Porter, special counsel to the Company, has delivered its legal opinion to the effect that the issuance and sale of the Common Stock offered hereby have been duly authorized by the Company and that (i) when issued upon the exercise of the options granted to directors and officers or under the Amended and Restated 1993 Long-Term Incentive Plan (the "Plan") for legal consideration of not less than $.001 per share, will be validly issued and will be fully paid and nonassessable, (ii) when issued upon the exercise of stock appreciation rights or as incentive shares or performance units in accordance with the terms of the Plan and for legal consideration of not less than $.001 per share, will be validly issued and will be fully paid and nonassessable, and
(iii) when issued pursuant to the award of restricted stock in accordance with the terms of the Plan and for legal consideration of not less than $.001 per share, will be validly issued, and upon the lapse of restrictions provided under such award, will be fully paid and nonassessable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers and currently maintains directors and officers insurance coverage.

         In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for unlawful payments of dividends or unlawful stock purchase or redemption. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.           EXHIBITS

         The exhibits listed on the Exhibit Index on page II-9 of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

ITEM 9.           UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of San Diego, State of California, on April 7, 2000.

                           MAXIM PHARMACEUTICALS, INC.


                                By:      /s/ Dale A. Sander
                                         -------------------------------
                                         Dale A. Sander
                                         Vice President, Finance and
                                         Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Stambaugh and Dale A. Sander as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that such attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                               Title                                     Date
---------                               -----                                     ----
/s/ Larry G. Stambaugh                  Chairman of the Board,                    April 7, 2000
-----------------------------           Director, President and CEO (Principal
Larry G. Stambaugh                      Executive Officer)

/s/ Dale A. Sander                      Vice President, Finance and Chief         April 7, 2000
-----------------------------           Financial Officer (Principal Financial
Dale A. Sander                          and Accounting Officer)

/s/ Colin B. Bier                       Director                                  April 7, 2000
-----------------------------
Colin B. Bier, Ph.D.

/s/ Theodor H. Heinrichs                Director                                  April 7, 2000
-----------------------------
Theodor H. Heinrichs

/s/ Gary E. Frashier                    Director                                  April 7, 2000
-----------------------------
Gary E. Frashier

/s/ Per-Olof Martensson                 Director                                  April 7, 2000
-----------------------------
Per-Olof Martensson


                                        Director                                  April 7, 2000
-----------------------------
F. Duwaine Townsen

                                INDEX TO EXHIBITS

Exhibit 4.1                   Amended and Restated 1993 Long-Term Incentive Plan, filed herewith.

Exhibit 4.2                   Form of stock option agreements effective October 26, 1999 issued to directors, filed herewith.

Exhibit 4.3                   Form of stock option agreements effective October 26, 1999 issued to Messrs.
                              Altman, Gehlsen, Sander and Stambaugh, filed herewith.

Exhibit 5                     Opinion of Arnold & Porter, filed herewith.

Exhibit 23.1                  Consent of Arnold & Porter, included in the opinion filed as Exhibit 5 hereto.

Exhibit 23.2                  Consent of KPMG LLP, filed herewith.